Exhibit 99.1

Group Nine Acquisition Corp. Announces the Separate Trading of its Class A Common Stock and Warrants, Commencing March 8, 2021

March 08, 2021 08:30 AM Eastern Standard Time

NEW YORK--(BUSINESS WIRE)--Group Nine Acquisition Corp. (the “Company”) announced that, commencing March 8, 2021, holders of the units sold in the Company’s initial public offering (the “Units”) may elect to separately trade the shares of Class A common stock and warrants included in the Units. The shares of Class A common stock and warrants that are separated will trade on the NASDAQ Stock Market, LLC (“NASDAQ”) under the ticker symbols “GNAC” and “GNACW,” respectively. Those Units not separated will continue to trade on NASDAQ under the ticker symbol “GNACU.”

The Units were initially offered by the Company in an underwritten offering. Barclays and Code Advisors acted as underwriters for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and became effective on January 14, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT GROUP NINE ACQUISITION CORP.

Group Nine Acquisition Corp. is a blank check company sponsored by an affiliate of Group Nine Media, Inc. and formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the offering filed with the SEC, any of which could cause actual results to differ from such forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contacts

Investor Contact:

April Mellody

april@groupninemedia.com